UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     August 28, 2012

MAGELLAN GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	_333-174287	27-3566922
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010A Harbison Drive # 312, Vacaville, CA  95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707) 884-3766

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        Effective August 28, 2012, Magellan Gold Corporation, a Nevada corporation (the “Company”) entered into an Option Agreement (“Option Agreement”) with Columbus Silver (US) Corporation, a Nevada corporation (“Columbus”) (TSXV: CSC), which Option Agreement grants the Company the right to acquire all of Columbus’ interest in its Silver District properties located in La Paz County, Arizona (the “Property”).  Magellan paid Columbus an initial $63,200 on signing the Option and is required to pay an additional $50,000 before December 31, 2012. Funds to make that payment were obtained through the sale of equity as more fully described in Item 3.02 of this Current Report.

After the initial payment, another $400,000 payment is due December 31, 2013 and a final $500,000 payment due December 31, 2014.  As of October 1, 2012, Magellan will also be required to maintain the Property in good standing by making required lease and maintenance payments to third parties.

During the term of the Option, Magellan will have the right to undertake exploration activities on the Property.

The Silver District Property consists of 108 unpatented mining claims, four patented claims held under lease agreements and one state lease, totaling over 2,000 acres.  The Property is subject to third party net smelter royalties of varying percentages.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Magellan Gold Corporation, a Nevada corporation (the "Company"), completed August 28, 2012:

1.a.

Effective August 28, 2012, the Company completed the sale of 1,149,091 shares of common stock, $.001 par value (the “Common Stock” or “Shares”) at $0.055 per share in consideration of $63,200 in cash.

b.

The shares were issued to one (1) person who qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D.  The shares issued were “restricted securities” under the Securities Act of 1933, as amended and the certificate evidencing same bears the Company’s customary restrictive legend.

c.

The Company paid no fees or commissions in connection with the issuance of the Shares.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the accredited investor obtained all information regarding the Company that was requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

Not applicable.

f.

The proceeds of the sale were used to make the initial payment under the Option described in Item 1.01 of this Report.

ITEM 7.01

REGULATION FD DISCLOSURE

      On August 29, 2012, Magellan Gold Corporation, a Nevada corporation (the “Company”) issued a press release announcing that it has entered into an option agreement with Columbus Silver Corporation under which Magellan may acquire all of Columbus Silver’s interest in its Silver District property located in Arizona for an aggregate purchase price of US$1,013,200.   A copy of the press release is attached hereto.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title

10.1	Option Agreement dated August 28, 2012.
99.1	Press Release dated August 29, 2012.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Magellan Gold Corporation

Date: August 30, 2012.	By: __/s/ John C. Power___
John C. Power, President

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